                                   Registration No. 333-_________

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                   ___________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                       __________________
                    NICHOLAS FINANCIAL, INC.
     (Exact name of registrant as specified in its charter)

   British Columbia, Canada                 8736-3354
 (State or other jurisdiction           (I.R.S. Employer
              of                       Identification No.)
incorporation or organization)
                                              33759
   2454 McMullen Booth Road                (Zip Code)
          Building C
      Clearwater, Florida
     (Address of principal
      executive offices)

                      Nicholas Financial, Inc.
                    Non-Employee Director Stock
                           Option Plan
                    (Full title of the plan)

                                            Copy to:
       Peter L. Vosotas
 President and Chief Executive           Todd B. Pfister
            Officer                      Foley & Lardner
   Nicholas Financial, Inc.       100 North Tampa Street, Suite
   2454 McMullen Booth Road                   2700
          Building C                Tampa, Florida 33602-5804
  Clearwater, Florida  33759             (813) 229-2300
        (727) 726-0763
 (Name, address and telephone
            number,
 including area code, of agent
         for service)
                   __________________________


                 CALCULATION OF REGISTRATION FEE

  Title of    Amount to     Proposed     Proposed     Amount of
 Securities       be        Maximum       Maximum    Registration
   to be      Registered    Offering     Aggregate       Fee
 Registered                Price Per     Offering
                             Share         Price
--------------------------------------------------------------------
   Voting      120,000      $3.76(1)    $451,312(1)     $126
   Common       shares
   Stock,
   No par
   value

<FOOTNOTE>

(1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the offering prices of 15,000 shares of Voting Common Stock and the average of the bid and asked price of 105,000 shares of Voting Common Stock as reported on the Nasdaq
Small-Cap Market on June 28, 1999.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents have been previously filed by Nicholas Financial, Inc. (the "Company") with the Commission and are incorporated herein by reference:

          (a)  The Company's Annual Report on Form 10-KSB for the
fiscal year   ended   March   31,   1999, which includes  audited
financial statements as of and for the year ended March 31, 1999.

          (b) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1999.

          (c) The description of the Company's Common Stock contained in Item 8 of the Company's Registration Statement on Form 10-SB, as filed with the Commission pursuant to Section 12 of the Exchange Act on August 28, 1995, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Articles of the Company provide that the Directors shall cause the Company to indemnify a director or former director of the Company and the heirs and personal representatives of any such person against all costs, charges and expenses actually and reasonably incurred by an indemnified party, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director, including any action brought by the Company. The Articles also provide that the directors may cause the Company to indemnify, to the same extent as for directors, any officer, employee or agent of the Company or any director, officer, employee or agent of the Company's subsidiaries.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

 Exhibit No.       Exhibit

     (4)      Nicholas   Financial,  Inc.  Non-Employee   Director
              Stock Option Plan

     (5)      Opinion of Salley Bowes Harwardt

   (23.1)     Consent of Ernst & Young LLP

   (23.2)     Consent  of  Salley  Bowes  Harwardt  (contained  in
              Exhibit 5 hereto)

    (24)      Power  of Attorney relating to subsequent amendments
              (included   on   the   signature   page   to    this
              Registration Statement)

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
          The  Registrant.  Pursuant to the requirements  of  the
Securities  Act  of 1933, the Registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, and State of Florida, on this 21st day of May, 1999.


                                NICHOLAS FINANCIAL, INC.



                                By:  /s/ Peter Vosotas
                                   -----------------------
                                   Peter L. Vosotas,
                                   President and Chief
                                   Executive Officer

                        POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Peter L. Vosotas and Ralph T. Finkenbrink, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


       Signature                   Title                Date
       ---------                   ------              ------

/s/ Peter L. Vosotas         President, Chief        May 21, 1999
----------------------       Executive Officer,
Peter L. Vosotas             Chairman  of the
    			           Board (Principal
                             Executive Officer)
                             and Director


 /s/ Ralph T. Finkenbrink    Vice President -        May 21, 1999
--------------------------   Finance(Principal
Ralph T. Finkenbrink         Financial and
                             Accounting Officer)


/s/ Stephen Bragin           Director                May 21, 1999
-------------------
Stephen Bragin


/s/ Dr. Ellis Hyman          Director                May 21, 1999
---------------------
Dr. Ellis Hyman


/s/ William Taylor           Director                May 21, 1999
---------------------
William Taylor

                          EXHIBIT INDEX

       NICHOLAS FINANCIAL, INC. EMPLOYEE STOCK OPTION PLAN

 Exhibit No.               Exhibit

     (4)       Nicholas  Financial,  Inc.  Non-
               Employee  Director Stock  Option
               Plan

     (5)       Opinion of Salley Bowes Harwardt

   (23.1)      Consent of Ernst & Young LLP

   (23.2)      Consent of Salley Bowes Harwardt
               (contained in Exhibit 5 hereto)

    (24)       Power  of  Attorney relating  to
               subsequent amendments  (included
               on  the  signature page to  this
               Registration Statement)

                                                        Exhibit 4
                    NICHOLAS FINANCIAL, INC.

             NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                        Exhibit 4
                        TABLE OF CONTENTS

                                                             Page

1.   PURPOSE OF PLAN...........................................1

2.   DEFINITIONS...............................................1

3.   LIMITS ON OPTIONS.........................................2

4.   GRANTING AND TERMS OF OPTIONS.............................2

5.   EFFECT OF CHANGES IN CAPITALIZATION.......................4

6.   DELIVERY AND PAYMENT FOR SHARES...........................5

7.   NO CONTINUATION AS A DIRECTOR AND DISCLAIMER OF RIGHTS....6

8.   ADMINISTRATION............................................6

9.   NO OBLIGATION TO RESERVE OR RETAIN SHARES.................6

10.  AMENDMENT OF PLAN.........................................6

11.  TERMINATION OF PLAN.......................................6

12.  EFFECTIVE DATE............................................7

                                                        Exhibit 4
                    NICHOLAS FINANCIAL, INC.
             NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.   Purpose of Plan

     The purpose of this Plan is to enable Nicholas Financial, Inc. (the "Company") and its Subsidiaries to compete successfully in attracting, motivating and retaining Non-Employee Directors with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain as directors of the Company or one or more of its Subsidiaries.

2.   Definitions

     For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

      (a)  "Board" means the Board of Directors of the Company.

	(b) "Code" means the United States Internal Revenue Code of 1986, as amended.

	(c) "Effective Date" means the date the Plan is adopted by the Board of Directors.

	(d) "Fair Market Value" means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange , or quoted on The National Association of Securities Dealers' Automated Quotation System
   (including The Nasdaq National Market), the   average  closing
   price of a Share on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average closing price for the five trading days immediately preceding the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Board shall determine the Fair Market Value of a Share.

	(e) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or any Subsidiary at the time Options are granted to such person.

	(f) "Option" means an option granted under this Plan, which Option shall not be an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

	(g) "Optionee" means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

                                                        Exhibit 4

	(h)  "Plan" means the Company's Non-Employee Director Stock
   Option Plan.

	(i)  "Rule 16b-3" means  Rule 16b-3 promulgated pursuant to
   Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

	(j) "Share" means one share of voting common stock, no par value, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 5 hereof.

	(k) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code.


3.   Limits on Options

     The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 120,000 Shares, subject to adjustment as provided in Section 5 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

4.   Granting and Terms of Options

	(a) Each Non-Employee Director shall on the Effective Date automatically be granted an Option to purchase 5,000 Shares. Thereafter, on the date on which a Non-Employee Director, other than a Non-Employee Director who is serving as such on the Effective Date, is first elected or appointed as a Non-Employee Director during the existence of the Plan, such Non-Employee Director shall automatically be granted an Option to purchase 5,000 Shares.

	(b) Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following his or her reelection to the Board at an annual meeting of shareholders held during the time the Plan is in effect, automatically be granted an Option to purchase 5,000 Shares; provided, however, that no person shall be entitled to receive more than one grant of an Option to purchase 5,000 shares under either
   Section 4(a) or Section 4(b) during any consecutive three-year period. (c) Notwithstanding the provisions of Section 4.(a) and 4.(b) hereof, Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

	(d) The exercise price of each Share subject to an Option shall be equal to 100% of the Fair Market Value of the Shares on the date of grant of such Option.

                                                        Exhibit 4

	(e) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Board of Directors, transfer without consideration Options to the Optionee's spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

	(f) Each Option shall expire and all rights thereunder shall end at the expiration of ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in subsections (g) and (h) of this
   Section 4. (g) During the life of an Optionee, an Option shall be exercisable only by such Optionee or by someone duly authorized to act for the Optionee in the case of disability or legal incompetence.

	(h) In addition to the rights granted in subsection (i) of this Section 4, if an Optionee: (i) dies while a Director of the Company; (ii) ceases to be a Director of the Company as a result of such Optionee's resignation from the Board, provided that the Company has consented in writing to such Optionee's resignation; (iii) resigns or is removed by reason of a disability; or (iv) ceases to be a Director of the Company other than as described in clauses (i),(ii) or (iii) and other than for cause as described in the next following sentence, then such Optionee, or the duly authorized representatives of such Optionee, shall have the right, at any time prior to the end of one (1) year after the death or after such resignation of the Optionee, as the cases described in clause (i), (ii) or
   (iii) may be; or at any timeprior to the end of one (1) month after the date on which the Optionee ceases-to-be a Director of the Company for reasons within clause (iv), but in each such case only prior to the termination of the Option pursuant to subsection (f) of this Section 4, to exercise any Option to the extent such Option was exercisable by the Optionee
   immediately  prior  to  such  Optionee's  death,   disability,
   resignation, or ceasing-to-be a Director of the Company as referred to in clause (iv) of the first sentence of this subsection (h), as the case may be. If the Optionee is removed as a Director of the Company for cause (as defined in the Company's Articles of Incorporation, as amended from time to time) other than disability, all Options of the Optionee shall terminate immediately on the date of such removal.

	(i)  The Optionee  may  exercise the Option (subject to the
   limitations on exercise   set  forth in subsection (f) of this
   Section 4), in whole or in part, as follows: (i) the Option may not be exercised to any extent prior to one (1) year following the date of grant; and (ii) the Option may be exercised to the extent of 33 % of the Shares subject to such Option after one year following the date of grant and may be exercised to the extent of an additional 33% of the Shares subject to such Option after each of the second and third years following the date of grant.

	j) An Option may be exercised in whole at one time or in part from time to time, subject to subsection (i) of this
   Section 4.

                                                        Exhibit 4

	(k)  Options   granted  pursuant  to  the   Plan  shall  be
   evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to Options.

5.   Effect of Changes in Capitalization

	(a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split,
   combination of   shares,  exchange  of shares, stock  dividend
   or other distribution payable in capital stock, or other increase or decrease in such shares effected, in each case
   without   receipt   of   consideration   by   the  Company,  a
   proportionate and appropriate adjustment shall be made by the Board of Directors in (i) the number and type of Shares subject to the Plan and which thereafter may be made the
   subject of Options under the Plan, and (ii)   the   number and
   kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as
   immediately  prior  to  such  event.    Any such adjustment in
   outstanding  Options  shall   not  change the aggregate option
   price   payable   with   respect  to  Shares  subject  to  the
   unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

	(b) Subject to Section 5.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or
   more  other  corporations   or  other  entities,   any  Option
   theretofore  granted  shall  pertain   to  and  apply  to  the
   securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

                                                        Exhibit 4

	(c)  In  the  event  of:  (i)  the  adoption   of a plan of
   reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934 if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan with respect thereto limiting the exercisability of the Option for any length of
   time.   Notwithstanding   the   foregoing,   if   a  successor
   corporation  or  other entity as contemplated in clause (i) or
   (iii) of  the   preceding   sentence   agrees  to  assume  the
   outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable , but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

	(d) Adjustments under this Section 5 relating to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 5 shall be subject to only such adjustments as shall be necessary to
   maintain  the  proportionate  interest  of  the   Options  and
   preserve, without exceeding , the value of such Options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment , and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

	(e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

6.   Delivery and Payment for Shares

      (a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Board. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

                                                        Exhibit 4

	(b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option shall be made: (i) in cash or by check payable to the order of the Company; (ii) through the tender (or attestation) to the Company of Shares, which Shares shall have been held by the Optionee for at least six months and shall be valued , for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii) hereof. Payment also may be made in accordance with a cashless
   exercise  program  under  which,  if  so   instructed  by  the
   Optionee, Shares may be issued directly to the Optionee's broker upon receipt of the option price in cash from the broker.

7.   No Continuation as a Director and Disclaimer of Rights

     No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director (or employee, if he should become such after the date of grant) of the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until and to the extent all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

8.   Administration

     The Plan is intended to be a formula plan and accordingly is intended to be self-governing. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

9.   No Obligation to Reserve or Retain Shares

     The Board adopted, as of the Effective Date, a resolution initially reserving authorized but unissued Shares for the Plan. The Company will be under no further obligation to reserve, or to retain in its treasury, any particular number of Shares in connection with its obligations hereunder.

10.  Amendment of Plan

     The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable.

11.  Termination of Plan

     This Plan shall terminate ten (10) years from the Effective Date. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

                                                        Exhibit 4

12.  Effective Date

     The Plan shall become effective on the Effective Date and Options hereunder shall be granted on and after that date as provided in the Plan and subject to approval of the Plan by the Company's shareholders prior to, or within one year after, the Effective Date. Upon approval of the Plan by the shareholders of the Company as set forth above, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date.

									  Exhibit 5
                     Salley Bowes Harwardt
                   Barristers and Solicitors
             Suite 1750 - 1185 West Georgia Street
                    Vancouver, B.C., Canada
                             V6E 4E6

                  Telephone:  (604) 688-0788
                     Fax:  (604) 688-0778
                   E-mail:  bowes@sbh.bc.ca

                                                    June 29, 1999
Nicholas Financial, Inc.
2454 McMullen Booth Road
Clearwater, Florida 33759

Ladies & Gentlemen:

We have acted as counsel for Nicholas Financial, Inc., a company incorporated under the laws of British Columbia (the "Company"), in connection with the review of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 120,000 shares of the Company's Common Shares without par value (the "Common Stock"), which may be issued or acquired pursuant to the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan (the "Plan").

In this regard, we have examined: (a) the Plan; (b) the Altered Memorandum and Articles of the Company; (c) resolutions of the Company's Board of Directors relating to the Plan; (d) applicable certificates of public officials; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation in good standing under the laws of the Province of British Columbia.

2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

This  opinion is limited to the laws of the Province  of  British
Columbia and the federal laws of Canada applicable therein, and we express no opinion with respect to the laws of any other province, state or jurisdiction.

Yours very truly,

/s/Salley Bowes Harwardt
---------------------------

                                                     Exhibit 23.1
                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan of Nicholas Financial, Inc. of our report dated May 7, 1999, with respect to the consolidated financial statements of Nicholas Financial, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP
                               ------------------------

Tampa, Florida
June 25, 1999